Exhibit 3.ii

                                RESTATED BY-LAWS
                                       OF
                      LEADPOINT CONSOLIDATED MINES COMPANY

     We, the undersigned, the incorporators and original directors of the SILVER MOUNTAIN MINING CO., a corporation organized under the Laws of the State of Washington for the purposes expressed in its Articles of Incorporation, hereby adopt the following by-laws for the government of the said corporation and the regulation of its affairs until such time as the same may be modified or amended in a manner provided by law.

ARTICLE I
SHAREHOLDERS

     Section 1. At least one meeting of the shareholders shall be held in each calendar year. Meetings of shareholders may be held within or without the State of Washington as the Board of Directors may determine; except as otherwise determined, meetings of the shareholders shall be held at the registered office of the corporation.

     Section 2. The regular annual meetings of the shareholders for the election of Directors shall be held in the registered office of the corporation in Washington on the third Monday in the month of November in each year, at the hour of 10:00 A.M., beginning on the fifteenth day of November 1948. Should the third Monday in the month of November in any year fall on a holiday, the regular annual meeting of shareholders in such year shall be held at said hour on the next business day thereafter.

     Section 2. The President shall also have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

ARTICLE V
VICE-PRESIDENT

     Section 1. The Vice-President shall be vested with all the powers and shall perform all the duties of the president, in case of the absence or disability of the President, except in case the Vice-president be not a member of the Board of Directors.

     Section 2. The Vice-President shall also have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

ARTICLE VI
SECRETARY

     Section 1. The Secretary shall keep the minutes of all proceedings of the shareholders and of the Board of Directors in books provided for that purpose. He shall attend to the giving and serving of notices of all meetings of the shareholders, and of the Board of Directors and otherwise. He shall execute, with the President, in the name of the corporation, all deeds, bonds, contracts, and other obligations and instruments authorized by the Board of Directors to be executed, and with the president, shall sign all certificates for shares of the

     Section 3. Special meetings of the shareholders may be called at any time by the Board of Directors or upon the written request of any Director or of any shareholder or shareholders holding in the aggregate one-fifth of the voting power of all shareholders; and if more than eighteen months have elapsed without the annual shareholders' meeting being held, any shareholder may call a meeting to be held at the registered office of the corporation. Such special meeting shall be called not less than ten or more than thirty-five days after the receipt of such request, and if the Secretary shall neglect or refuse to issue such call, a Director or shareholder or shareholders making the request may do so.

     Section 4. Notice of all special meetings of the shareholders stating the time and in general terms the purposes thereof, shall be mailed by the Secretary or person calling such meeting to each shareholder at this address, as the same appears on the records of the corporation, at least ten days prior to the date of the special meeting. No other notice of meetings of the shareholders need be given. If such notice is placed in the United States mail, postage prepaid, and addressed to the shareholder at his last known post office address, notice shall be deemed to have been given him. Notice of any shareholders' meetings may be waived in writing by any shareholder at any time.

     Section 5. An entry of the service of notice of a meeting of the shareholders, given in the manner above provided, and such entry, if read and approved at a subsequent meeting of the shareholders, shall be conclusive on the question of such service.

     Section 6. When all the shareholders are present at any meeting, however called or notified, and sign a written consent thereto, and such written consent is made a part of the records of such meeting, the proceedings had at such meeting are valid, irrespective of the manner in which the meeting is called.

     Section 7. At any meeting of the shareholders, the holders of a majority of the shares of the corporation entitled to vote must be represented in person or by proxy in writing, and the holders of such majority of the shares entitled to vote, when so represented, shall constitute a quorum for any and all purposes, including the election of Directors.

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     Section 8. Any regular or called meeting of the shareholders may adjourn from day to day, or from time to time, without further notice, until its business is completed; and any regular or called meeting of the shareholders may adjourn from day to day, or from time to time, without further notice, if for any reason there be not present the holders of a majority of the shares of the corporation entitled to vote, in person or by proxy, until a quorum shall attend, such adjournment and the reasons therefor being recorded in the journal of the proceedings of the shareholders; and when a quorum shall attend, any business may be transacted which might have been transacted at any meeting had the same been held on the day on which the same was originally appointed or called except the annual meeting for the election of Directors may be adjourned only from day to day.

     Section 9. The President, or, in his absence, the Vice-President, providing the Vice-President is a Director and shareholder, or in the absence of the president and Vice-President, a chairman, elected by the shareholders present, shall call the meetings of the shareholders to order and shall act as the presiding officer thereof.

     Section 10. The Secretary of the corporation shall act as the secretary of all meetings of the shareholders, and in his absence the presiding officer may appoint any person to act as secretary.

     Section 11. At the annual meeting of the shareholders, held in each year, the shareholders entitled to vote shall elect by ballot a Board of Directors as constituted by these by-laws, and the Articles of Incorporation of this corporation.

     Section 12. At each meeting of the shareholders, each shareholder of the common stock shall have the right to vote, in person or by proxy, the number of shares entitled to vote standing in his own name on the books of the corporation, at least ten (10) days prior thereto.

     Section 13. All proxies must be in writing, executed by the shareholders themselves, or by their duly authorized attorneys, and must be filed with the Secretary of the corporation at or before the meeting of the shareholders.

     Section 14. The time and place of holding the shareholders' meeting for the election of Directors shall not be changed within sixty (60) days next before the day on which the election is to be held, and notice of such change shall be given to each shareholder thirty (30) days before the election is held, in person or by letter mailed to his last known post office address.

ARTICLE II
DIRECTORS

     Section 1. The corporate powers, business, and property of the corporation shall be exercised, conducted, and controlled by a board of not less than three nor more than seven Directors.

     Section 2. Qualifications of Directors; Any person of lawful age, whether he be a shareholder in this corporation or not, who has not been convicted of a felony, may be elected a Director of this corporation.

     Section 3. Each Director shall hold office for one year, or for such period as he may have been appointed and until his successor shall have been elected and shall qualify.

     Section 4. Whenever any vacancy shall happen among the Directors by death, resignation, or otherwise, except by removal and the election of his successor as provided by the Uniform Business Corporation Act, it shall be filled by appointment of the Board of Directors. Such director so appointed shall hold office until his successor is elected at the next annual meeting of the shareholders or at any special meeting duly called for that purpose prior thereto.

     Section 5. Immediately after the election of Directors at the annual meeting of the shareholders, the Directors shall meet for the purpose organization, the election of officers, and the transaction of other business.

     Section 6. Meeting of the Board of Directors may be held at such time and place within or without the State of Washington as the Board from time to time appoints.

     Section 7. Regular meetings of the Board of Directors shall be held without notice, on the third Monday of each month at the hour of 11:00 A.M., at the registered office of the corporation unless otherwise determined by the Board of Directors.

     Section 8. Special meetings of the Board of Directors shall be called at any time on the order of the President or on the order of two (2) Directors.

     Section 9. Notices of special meetings of the Board of Directors, stating the time and in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director, not later than three
(3) days before the day appointed for the meeting. An entry of the service of notice, given in the manner above provided, shall be made in the minutes of the proceedings of the Board of Directors, and such entry, if read and approved at a subsequent meeting of the Board of Directors, shall be conclusive on the question of service. If all the directors shall be present at any Directors' meeting, however called or noticed, and sign a written consent thereto, which is entered on the record of such meeting, or if the majority of the directors are present, and those not present sign a written waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the corporation, and entered on the record of

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such meeting, any business transacted at such meeting and the transactions of such meeting shall be valid as if had at such meeting and the transactions of such meeting shall be as valid as if had at a meeting regularly called and noticed.

     Section 10. Each Director shall register his address with the Secretary, and notices of meetings mailed or telegraphed to such address shall be valid notices thereof.

     Section 11. A majority of the whole number of Directors shall constitute a quorum for the transaction of business, and every act or decision of a majority of the Directors present at a meeting at which a quorum is present, made or done when duly assembled, shall be valid as the act of the Board of Directors; but a majority of those present at the time and place of any stated or special meeting, although less than a quorum, may adjourn from day to day, or from time to time, without further notice, until a quorum shall attend; and when a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the day on which the same was originally appointed or called.

     Section 12. The Board of Directors shall have full power to borrow money on behalf of the corporation, including the power and authority to borrow money from any of the shareholders, directors or officers of the corporation, and otherwise to incur indebtedness on behalf of the corporation, and to authorize the execution of promissory notes or other evidences of indebtedness of the corporation and to agree to pay interest thereon; to sell, convey, alienate, transfer, assign, exchange, lease, and otherwise dispose of, mortgage, pledge, hypothecate, and otherwise encumber the property, real and personal, on behalf of the corporation; and generally to do and perform, or cause to be done and performed, any and every act which the corporation may lawfully do and perform.

     Section 13. The Board of Directors may, be resolution, passed by a majority of the whole Board, designate two or more of their number to constitute an executive committee, who, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation.

     Section 14. Any Director may be removed by the vote of two-thirds of the shareholders having voting power at a special meeting called for that purpose, and, upon such removal, a vote of the shareholders at said meeting may at once be taken to fill such vacancy or vacancies.

     Section 15. The compensation of the Directors shall be fixed by the shareholders.

ARTICLE III
OFFICERS

     Section 1. The executive officers of the corporation shall be a President, Vice-President, Secretary, and Treasurer, and such other officers as the board of Directors may select.

     Section 2. None of said officers, except the President, need be a Director, but any Vice-President who is not a Director cannot succeed to or fill the office of President. Any two of the offices of Vice-President, Secretary, and Treasurer may be combined in one person. The officers shall be elected at their first meeting after the organization of the corporation, and thereafter at the first meeting after the annual election of the Directors, and they shall however, that the Secretary and the Treasurer may be removed by the Board of Directors at any time with or without cause.

     Section 3. The Board of Directors may also appoint such other officers, agents, and employees of the corporation as they may deem proper. The Board of Directors may delegate the power of other officers, agents, and employees to any officer of the corporation. Except as above provided, the compensation of the executive officers and of other officers, agents, and employees of the corporation shall be fixed by the Board of Directors.

     Section 4. Any agent or officer may be removed by the Board of Directors whenever in their judgment the best interest of the corporation will be served thereby. Such removal, however, shall be without prejudice to the contract rights of the persons so removed.

ARTICLE IV
PRESIDENT

     Section 1. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall have general charge of the business of the corporation, shall execute, with the Secretary, in the name of the corporation, all deeds, bonds, contracts, and other obligations and instruments authorized by the Board of Directors to be executed, and with the Secretary shall sign all certificates of the shares of the corporation. He shall be the custodian of the corporate seal of the corporation and when so ordered by the Board of Directors shall affix the seal to deeds, bonds, contracts, and other obligations and instruments. He shall keep and have charge of the minutes of the meetings of the Board of Directors and of the shareholders, the share and transfer book, the book of share certificates, the book of by-laws, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

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     Section 2. In case of the absence or disability of the Secretary, or his refusal or neglect to tact, notices may be given and serviced by the President, or by the Vice-President, or by any person thereunto authorized by the President, or by the Vice-President, or by the Board of Directors.

ARTICLE VII
TREASURER

     Section 1. The Treasurer shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books to be kept for that purpose. He shall receive and deposit, or cause to be received and deposited, all moneys and other valuables of the corporation, in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse, or cause to be disbursed, the funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the President and to the Board of Directors, whenever they may require, accounts of all his transactions as Treasurer and of the financial condition of the corporation. He shall, in general, perform all the duties incident to the office of Treasurer, subject to the control of the Board of Directors.

ARTICLE VIII
VACANCIES

     Section 1. If the office of the President, Vice-President, Secretary, or Treasurer becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor, who shall hold office for the unexpired term, and until his successor is elected.

ARTICLE IX
SHARES AND CERTIFICATES FOR SHARES

     Section 1. Certificates for shares of the corporation shall be issued only when fully paid for.

     Section 2. The certificates shall be in such form and device as shall be provided by the Board of Directors and shall be signed by the President, or the Vice-President, and by the Secretary, and the seal of the corporation shall be affixed thereto, except when the Board of Directors shall provide that certificates may be signed by the transfer agent or registrar, the signatures of the corporate officers and corporate seal may be facsimiles engraved or printed. All certificates of stock shall comply with the requirements of the Uniform Business Corporation Act.

     Section 3. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates, and in that case only after the receipt of a bond by the corporation, satisfactory to the Board of Directors, indemnifying the corporation and all persons against loss in consequence of the issuance of such new certificates.

     Section 4. Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate; but no transfer shall be valid except between the parties thereto, until the same shall have been entered upon the books of the corporation, so as to show the names of the parties, by and to whom transferred, the numbers and designation of the shares, and the date of the transfer.

     Section 5. A subscriber becomes a shareholder upon the allotment of shares to him. The person registered on the books of the company as the owner of the shares shall be recognized by the company as the person exclusively entitled to have and to exercise the rights and privileges incident to the ownership of such shares, or to hold liable for costs and assessments.

     Section 6. The Board of Directors may open up and maintain a share register in any state of the United States and appoint an agent there to sign the certificates of stock, and make the register the transfer of the shares in accordance with these by-laws.

     Section 7. Subscriptions for shares of this corporation shall be in writing and in such form and upon such conditions as the Board of Directors may determine.

     Section 8. The unpaid portion of any and all subscriptions shall be paid upon the call of the Board of Directors, at such time and in such manner as said Board may determine; provided, written notice of such call shall be sent by United States mail to each subscriber, a the last post office address given by him to the Secretary of the company at least thirty days before the call is payable.

     Section 9. If any subscription is not paid after the demand of the call, the corporation may sell the share of such subscription at public auction, after giving notice of the time and place and terms of the sale by registered mail addressed to such subscribing shareholder at his last known place of business or resident and by publication in some newspaper published in the country where this corporation has its registered office, or if there be no such newspaper, then in some newspaper of general circulation in such county.

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ARTICLE
COMMON STOCK DIVIDENTS, ETC.

     Section 1. The amount of capital stock of this corporation shall be Three Hundred Thousand Dollars ($300,000) divided into three million (3,000,000) shares of common stock of the par value of Ten Cents (10 cents) each.

     Section 2. The Board of Directors shall from time to time declare and pay dividends out of the net earnings of the company to the stockholders, according to the number of shares they may own.

     Section 3. The corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the state of Washington.

     Section 4. All persons who shall acquire stock in the corporation shall acquire the same subject to the provisions of the certificate of incorporation and these by-laws.

ARTICLE XI
EXECUTIVE COMMITTEE

     Section 1. The Board of Directors may, by resolution passed by a majority of the whole board, designate two or more of their number to constitute an executive committee, who to the extent provided in said resolution, shall have an exercise the authority of the Board of Directors in the management of the business of the corporation.

     Section 2. The executive committee shall advise with, and aid the officials of the company in all matters concerning its interests, and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time, except such powers as are expressly required by law to be exercised by the whole Board.

     Section 3. The executive committee shall fix its own rules of proceeding, and shall meet where and as provided by such rules, or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum.

     Section 4. The executive committee shall keep regular minutes of its proceedings, and all actions by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE XII
SEAL

     Section 1. The Board of Directors shall provide a suitable seal for the Corporation, which shall be circular in form, which shall contain the following inscription: "LEADPOINT CONSOLIDATED MINES COMPANY, State of Washington - Corporate Seal - 1947".

ARTICLE XIII
AMENDMENTS

     Section 1. These by-laws or any thereof may be repealed or amended or new by-laws may be adopted, at any annual meeting, or at any other meeting of the shareholders called for the purpose. The Board of Directors shall also have power to amend these by-laws and to adopt new by-laws, except that the Directors shall not have the power to amend Section 15 of Article II.

     Section 2. All by-laws adopted by the Board of Directors may be repealed or amended at the annual, or at any other meeting of the shareholders called for that purpose.

                                            /s/ Edward Rowan
                                            --------------------------

                                            /s/ Robert C. Mulligan
                                            --------------------------

                                            /s/ Archie E. Williams
                                            --------------------------

AFFIDAVIT

     I, the undersigned, Secretary of Leadpoint Consolidated Mines Company, do hereby certify that the foregoing is a true and complete copy of the Restated By-Laws of the Corporation, and the same are in force at the date hereof.

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     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation, this 22nd day of February, 1990.


                                            Norman A. Lamb Signature
                                            --------------------------
                                            Norman A. Lamb
                                            Secretary

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